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                                                                    Exhibit 11.2

                          Computation of Per Share Earnings

                For the Six Month Periods Ended June 30, 1996 and 1995

                                                  1996                1995
                                                  ----                ----
PRIMARY NET INCOME PER SHARE

Average shares outstanding                     7,395,981           4,666,667

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using average market price              442,280                  --

Effect of shares payable in connection
  with acquisitions                                   --                  --
                                               ---------           ---------
Total                                          7,838,261           4,666,667
                                               ---------           ---------
Net income                                      $804,626            $326,833
                                               ---------           ---------
                                               ---------           ---------
Primary net income per share                       $0.10               $0.07
                                               ---------           ---------
                                               ---------           ---------

FULLY DILUTED NET INCOME PER SHARE

Average shares outstanding                     7,395,981           4,666,667

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using ending market price               442,280                  --

Effect of shares payable in connection
  with acquisitions                                   --                  --
                                               ---------           ---------

Total                                          7,838,261           4,666,667
                                               ---------           ---------
Net income                                      $804,626            $326,833
                                               ---------           ---------
                                               ---------           ---------
Fully diluted net income per share                 $0.10               $0.07
                                               ---------           ---------
                                               ---------           ---------
                                          17